Exhibit 99.2

Media
& Analysts:	Derick Smith
(713) 627-4963

Date:	August 6, 2013

Spectra Energy Partners Announces Agreement to Acquire

Spectra Energy Corp’s U.S. Transmission, Storage & Liquids Assets by Year-End

•	Transforms Spectra Energy Partners into one of the largest fee-based master limited partnerships in the country and highlights ~$8 billion in organic growth opportunities by the end of the decade

•	Diversifies Spectra Energy Partners’ profile of steady, fee-based cash flows with an outstanding portfolio of natural gas, storage and liquids transportation revenues

•

Estimated 9 percent annual distribution growth over 2013-2015, including an expected three cent per unit increase in the quarterly distribution to be paid in 1Q14 and a one cent per unit quarterly increase thereafter

•	Accelerates Spectra Energy’s plan to drop down its crude oil and NGL pipeline assets

HOUSTON – Spectra Energy Partners, LP (NYSE:SEP) and Spectra Energy Corp (NYSE:SE) today announced that both company boards have executed an agreement to drop down Spectra Energy’s remaining U.S. transmission, storage, and liquids assets to Spectra Energy Partners. In consideration, Spectra Energy will receive 172,000,000 in newly issued limited partner units, 3,510,204 in newly issued general partner units, and $2.2 billion in cash. In addition, Spectra Energy Partners will assume about $2.5 billion of acquired asset debt. The 2014 EBITDA multiple of this transaction is approximately 9.3 times based on the volume weighted average unit price ($36.12) for the ten day period ending on June 11, the date of the transaction announcement. The transaction is expected to close by year-end.

The assets to be dropped down provide transportation and storage of natural gas, crude oil, and natural gas liquids (NGLs) for customers in various regions of the U.S. and in Alberta, Canada. The pipeline systems included in the drop-down consist of:

•	Texas Eastern Transmission, LP (Texas Eastern)

•	Algonquin Gas Transmission, LLC

•	The remaining 50 percent of Express-Platte Pipeline System

•	An additional 38.77 percent of Maritimes & Northeast Pipeline, L.L.C.

•	Spectra Energy’s 33.3 percent interest in Sand Hills Pipeline

•	Spectra Energy’s 33.3 percent interest in Southern Hills Pipeline

•	An additional 1 percent of Gulfstream Natural Gas System, LLC

•	50 percent of Southeast Supply Header, LLC (~25 percent by year-end; remaining 25 percent one year later)

The natural gas and crude oil storage businesses included in the drop-down consist of:

•	Bobcat Gas Storage

•	The remaining 50 percent of Market Hub Partners

•	50 percent of Steckman Ridge, LP

•	Texas Eastern’s storage facilities

•	Express-Platte’s storage facilities

“This transaction expands Spectra Energy Partners’ reach across the U.S. to substantially all major supply basins and connections to key growth markets,” said Julie Dill, president and chief executive officer, Spectra Energy Partners. “These assets will be highly attractive additions to our portfolio with their steady cash flows, market position, and expansion opportunities. Those attributes give me confidence we will continue to build on SEP’s track record of distribution growth in a meaningful way. It is our objective to increase by three cents per unit our quarterly distribution paid in the first quarter 2014, and then one cent per unit quarterly increases thereafter,” continued Dill.

These transmission, storage and liquid assets provide significant steady, fee-based cash flows and will position Spectra Energy Partners as one of the country’s leading pipeline and storage master limited partnerships. A majority of contracted natural gas transportation volumes are under long-term firm service agreements. The crude oil and NGL pipelines included in the drop-down have annual rate escalators that enhance the favorable cash generation profile.

These strategically located pipeline assets also provide Spectra Energy Partners with a significant opportunity to participate in the expanding North American natural gas, crude oil, and NGL markets, with ~$8 billion in organic growth opportunities by the end of the decade.

Most of the assets to be dropped down are regulated by the Federal Energy Regulatory Commission (FERC) and are subject to the jurisdiction of various federal, state and local environmental agencies.

Upon closing of the transaction and consistent with other large integrated MLPs, Greg Ebel, president and chief executive officer of Spectra Energy, will assume additional responsibilities and serve as chairman of the board of directors, president and chief executive officer of Spectra Energy Partners. Pat Reddy will continue in his role as chief financial officers of both entities.

The expected closing by year-end is subject to customary closing conditions. After the drop-down, SEP’s estimated 2014 earnings before interest, taxes, depreciation and amortization (EBITDA) and cash available for distribution (CAD) is projected to be approximately $1.48 billion and $900 million, respectively.

The terms of the transaction were unanimously approved by the Board of Directors of the general partner of Spectra Energy Partners’ general partner, based on the unanimous approval and recommendation of the Conflicts Committee, which is comprised entirely of independent directors. The Conflicts Committee engaged Evercore Partners to act as its financial advisor and Andrews Kurth LLP and Richards, Layton & Finger, P.A. to act as its legal advisors.

Additional Information

Spectra Energy Partners and Spectra Energy Corp will host a joint analyst conference call at 8:00 a.m. CT today, August 6, 2013. The call will highlight both companies’ earnings results and provide an update on growth projects as well as additional details on Spectra Energy’s previously announced intention to drop down all of its remaining U.S. Transmission and Storage assets into Spectra Energy Partners. The webcast and conference call can be accessed via the investor relations section of Spectra Energy Partners, LP’s website or by dialing (888) 252-3715 in the United States or (706) 634-8942 outside the United States. The Conference ID is 11781017 or “SE and SEP Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, October 30, 2013, by dialing (800) 585-8367 with conference ID 11781017. The international replay number is (404) 537-3406, with the above conference ID. A replay and transcript also will be available by accessing the investor relations section of Spectra Energy Partners’ website at http://www.spectraenergypartners.com.

Reconciliation of Non-GAAP Financial Measures

This press release includes a discussion of projected earnings before interest, taxes, depreciation and amortization (EBITDA) and projected cash available for distribution (CAD) which are non-GAAP (Generally Accepted Accounting Principles) financial measures as defined under the rules of the SEC. This press release is accompanied by a reconciliation of these non-GAAP financial measures to the nearest GAAP financial measure, Net Income, on a forward looking basis. Management uses these financial measures because they are an accepted financial indicator used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the projected operating performance of the business’ assets. Projected EBITDA and projected CAD are not presented as an alternative to Net Income and should not be considered in isolation or as substitutes for measures of performance prepared in accordance with United States GAAP.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the timing and success of the completion of the expected drop-down; state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in interest rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; growth in opportunities, including the timing and success of efforts to develop domestic pipeline, storage, gathering and other infrastructure projects and the effects of competition; the performance of natural gas transmission, storage and gathering facilities; the extent of success in connecting natural gas supplies to transmission and gathering systems and in connecting to expanding gas markets; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by the forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described in our filings that we make with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Partners, LP (NYSE: SEP) is a Houston-based master limited partnership, formed by Spectra Energy Corp (NYSE: SE), which owns interests in natural gas and crude oil pipeline and storage assets in North America, including more than 5,300 miles of transmission and gathering pipeline, approximately 57 billion cubic feet of natural gas storage, and approximately 4.8 million barrels of crude oil storage. These assets connect growing supply areas to high-demand markets for natural gas and crude oil.

###

Spectra Energy Partners, LP

Reconciliation of Non-GAAP “Projected EBITDA” and “Projected Cash Available for Distribution”

(Unaudited)

(In millions)

Projected 2014
Projected Net Income	$950

Add:
Interest expense, net	240
Depreciation and amortization	290

Projected EBITDA	$1,480

Add:
Distributions from unconsolidated affiliates, net of equity earnings	5

Less:
Interest expense, net	240
Maintenance capital expenditures	280
Other income and expense, net	50
Net income attributable to noncontrolling interest	15

Projected Cash Available for Distribution	$900

Note: The financial data used in developing these projections represent estimates based on historical experience and what are believed to be reasonable assumptions with respect to future events. Actual results may change as a result of the completion of the dropdown of Spectra Energy’s remaining U.S. transmission, storage and liquids assets to Spectra Energy Partners. The resulting changes may be material.